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                                                                    EXHIBIT 10.9

                            [LOGO OF HEADHUNTER.NET]


                             Thursday, May 13, 1999


Mr. Mark Partin
2409 Glenridge Stratford Dr
Atlanta, GA  30342

Dear Mark:

We are pleased to extend you an offer to join Headhunter.NET, Inc. as the Chief Financial Officer. We are excited about the opportunities in our industry and in our company, and we are confident that you will make major contributions to our immediate and future success.

You will report directly to the CEO. We expect to grow the company rapidly over the next several years and we think you will be an outstanding resource to help us build our organization.

Outlined below is a summary of your compensation package:

BASE SALARY

         $7916.67 per month paid semi-monthly.

ANNUAL PERFORMANCE INCENTIVE BONUS

         A 3+/-$20,000 per year performance based bonus will be available to be paid quarterly. Half of this bonus will be based on performance metrics directly under your control or under the control of the team you work with. The other half of the bonus will be based on the overall performance of the company. The bonus is prorated based on your start date and you must be employed a minimum of 25% of the quarter in which you start to be eligible for that quarter's bonus.

INITIAL OWNERSHIP OPTION

         You will be recommended to the Board of Directors to receive options under the then current stock option plan and process.

BENEFITS

         When eligible, you will come under the HeadHunter.NET, Inc. current employee benefits package as outlined on the attached Current Benefits sheet.

START DATE

         Your start date will be May 10, 1999. Please bring originals with you when you report for work of either one document from column A or one each from columns B and C of the list enclosed.

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We are looking forward to working with you as we grow HeadHunter.NET into one of the largest and most popular web sites on the Internet.

Sincerely,


/s/  Bob Montgomery

Bob Montgomery
CEO



The foregoing reflects my understanding of my employment relationship with HeadHunter.NET, Inc.


/s/ Mark Partin
---------------------------
Mark Partin



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